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                                                                       Exhibit n

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated March 4, 2003 in the Registration Statement (Form N-2) of the Nuveen Preferred and Convertible Income Fund filed with the Securities and Exchange Commission in this Post-effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-102903) and in this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21293).



                                      /s/ ERNST & YOUNG LLP



Chicago, Illinois
April 14, 2003